Exhibit 99.3

CONSENT OF WILLIAM HOULIHAN

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11 (File No. 333-185570), and any amendments thereto, to be filed by Five Oaks Investment Corp.

/s/ William Houlihan
William Houlihan

Dated: January 14, 2013